POWER OF ATTORNEY
             FOR SECTION 16 AND EU MARKET ABUSE REGULATION FILINGS

        Know all by these presents that the undersigned hereby constitutes and appoints each of Katherine J. Brennan, Tiffany D. Wooley and Connor Kuratek signing singly, his or her true and lawful attorney-in-fact to:

        (1) execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

        (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

        (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to comply with the responsibilities of the undersigned as set out in the EU Market Abuse Regulation (2014/596/EU), namely the requirement to file all necessary forms relating to share dealing with the Financial Conduct Authority in the United Kingdom; and

        (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, and with the EU Market Abuse Regulation (2014/596/EU).This authorization shall remain in effect unless and until it is revoked in writing by the undersigned.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of February 2019.

                                                /s/ Martine Ferland
                                                _______________________
                                                 Martine Ferland